UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September  16, 2019

TOROTEL, INC.

(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	001-08125 (Commission File Number)	44-0610086 (I.R.S. Employer Identification No.)

520 N. Rogers Road

Olathe, KS 66062

(Address of principal executive office)(Zip Code)

(913) 747-6111

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 16, 2019,  Torotel, Inc. (the “Company”) held its 2019 annual meeting of shareholders at its principal executive offices at 520 N. Rogers Road, Olathe, Kansas 66062. Set forth below are the voting results for each of the matters submitted to a vote of the shareholders.

Proposal 1

The Company’s shareholders elected the following directors to serve for three-year terms. The voting results are set forth below.

	For	Authority Withheld	Broker Non-Votes
Anthony H. Lewis	4,309,402	6,941	976,146
Stephen K. Swinson	3,713,052	603,291	976,146

Proposal 2

The Company’s shareholders ratified the appointment of RubinBrown LLP as the Company’s independent accountants for the fiscal year ending April 30, 2020. The voting results are set forth below.

,
For	Against	Abstained
5,288,631	3,475	383

Proposal 3

The Company’s shareholders approved the proposal relating to the non-binding advisory vote on compensation of our Named Executive Officers.  The voting results are set forth below.

For	Against	Abstained	Broker Non-Votes
4,141,913	172,500	1,930	976,146

Proposal 4

The Company’s shareholders voted to hold future non-binding advisory votes on the compensation of our Named Executive Officers every two years. The voting results are set forth below.

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
16,035	3,599,170	700,533	605	976,146

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

Dated: September 19, 2019	By:	/s/ Heath C. Hancock
Heath C. Hancock
Vice President of Finance and
Chief Financial Officer